Exhibit 99.1

Rafael Holdings Announces Strategic Merger with Rafael Pharmaceuticals to Form a Focused Late-Stage Clinical Oncology Company

Rafael Pharmaceuticals’ lead asset, CPI-613® (devimistat), is in Phase 3 clinical trials in pancreatic cancer and relapsed or refractory acute myeloid leukemia (AML)

Clinical development programs are underway or planned in six additional indications

Company is also advancing a pipeline of novel cancer metabolism-based therapeutics

NEWARK, NJ and CRANBURY NJ – June 21, 2021: Rafael Holdings, Inc., (NYSE: RFL) announced that it has entered into a merger agreement with Rafael Pharmaceuticals, Inc., a privately held, late-stage clinical oncology company focused on cancer metabolism-based therapeutics. The Boards of Directors of the two companies, as well as a special independent committee of the Rafael Holdings Board of Directors, have unanimously approved a merger agreement that provides for the combination of the two companies.

Howard Jonas will serve as the Chairman, Ameet Mallik will serve as the Chief Executive Officer and Sanjeev Luther, the President and Chief Executive Officer of Rafael Pharmaceuticals, will join the Board of Directors of the combined company. The merged company will retain the Rafael Pharmaceuticals name and Rafael Holdings’ listing on the New York Stock Exchange. Rafael Holdings and its subsidiaries currently own a majority of the outstanding stock of Rafael Pharmaceuticals and a significant stake on a fully-diluted basis.

“The strategic merger of Rafael Pharmaceuticals and Rafael Holdings will create a publicly traded, late-stage clinical oncology company positioned to synergistically leverage the assets of both companies. The merged company will focus on developing therapeutics that selectively target cancer metabolic pathways while simultaneously harnessing the immune system,” said Howard Jonas, Chairman of the Board. “The Company’s lead drug, CPI-613® (devimistat), is in Phase 3 clinical trials for metastatic pancreatic cancer and relapsed or refractory AML. In an early-stage clinical trial, devimistat in combination with modified FOLFIRINOX exhibited a 61% objective response rate. The results in a number of solid tumors and hematologic malignancies have attracted a truly world-class team of senior pharmaceutical industry leaders to the Company. I am excited to have Ameet Mallik serve as our Chief Executive Officer and thankful for Sanjeev Luther’s ongoing contributions.”

"I am truly excited to lead the Company at this pivotal time as we advance devimistat, a pipeline in a molecule, through two Phase 3 registrational clinical trials and several Phase 1 and Phase 2 clinical trial programs in additional indications,” said Ameet Mallik. "I look forward to working with my new colleagues and world-leading scientific advisors to continue to advance devimistat, as well as our novel early-stage pipeline, through multiple important milestones over the next eighteen months as we evolve towards a fully integrated oncology company.”

“I look forward to joining the Board of Directors of the combined company as we embark on this momentous milestone,” said Sanjeev Luther. “I am proud of the work our team has done to advance devimistat and our pipeline with the goal of bringing effective cancer treatments to patients. This merger will allow us to continue to push the boundaries of cancer therapies.”

The data readout for the Phase 3 clinical trials of devimistat in metastatic pancreatic cancer is expected in the fourth quarter of calendar 2021. Devimistat has received Fast- Track designation from the U.S. Food and Drug Administration for metastatic pancreatic cancer and AML as well as orphan drug status for the treatment of pancreatic cancer, AML, myelodysplastic syndrome (MDS), Burkitt lymphoma, peripheral T-cell lymphomas and soft tissue sarcoma.

Holders of Rafael Pharmaceuticals capital stock will receive shares of Rafael Holdings Class B common stock based on the formula set forth in the merger agreement amounting to approximately 48% of the currently outstanding capitalization of the company. Additional equity in the company will be issued in connection with the contemplated financing and pursuant to employment agreements (which will reduce the foregoing percentage proportionately).

On closing, Rafael Holdings will acquire for $30 million the remaining membership interest in Altira Capital & Consulting, LLC that it does not already own. As a condition of closing, Rafael Holdings will consummate a capital raise of at least $50 million less the potential proceeds from sale of certain real estate assets.

The merger agreement takes into account the value of Rafael Holdings’ assets including its interests in Rafael Pharmaceuticals through shares and warrants, as well as Rafael Holdings’ other pharmaceutical industry holdings, financial interests and real estate assets. The merger agreement contemplates the exchange or termination of warrants and other contingent rights to acquire Rafael Pharmaceuticals capital stock with a goal of a single combined company with a simplified capital structure and no remaining minority interests in the current Rafael Pharmaceuticals. The merger is subject to customary regulatory and other conditions, including a stockholder vote at both companies by a majority of stockholders that are not affiliates of Rafael Holdings and the financing condition described above. Key stockholders of both companies have agreed to support the transaction.

Houlihan Lokey is the sole financial advisor and Olshan Frome Wolosky LLP is the legal advisor to the independent special committee of the Board of Directors of Rafael Holdings in the transaction.  Schwell Wimpfheimer & Associates is the legal advisor of Rafael Holdings in the transaction.

Raymond James & Associates is the sole financial advisor and Orrick is the legal advisor to Rafael Pharmaceuticals in the transaction.

About Rafael Holdings, Inc.:

Rafael Holdings (NYSE: RFL) is focused on the development of novel cancer therapies. The Company is a significant investor in two clinical stage oncology companies-- Rafael Pharmaceuticals, Inc. and LipoMedix Pharmaceuticals Ltd. Through its wholly owned Barer Institute subsidiary, the Company is developing a pipeline of compounds focused on the regulation of cancer metabolism. For more information, visit www.rafaelholdings.com.

About Rafael Pharmaceuticals, Inc.

Rafael Pharmaceuticals is a clinical-stage oncology company focused on selectively targeting cancer metabolic pathways while simultaneously harnessing the immune system to attack hard-to-treat cancers. The Company’s lead drug, CPI-613 (devimistat), is being evaluated in multiple clinical studies including two Phase 3 registrational clinical trials for metastatic pancreatic cancer and r/r acute myeloid leukemia. Multiple Phase 1/2 clinical trials are ongoing or planned in Biliary, r/r Burkitt, r/r Clear Cell Sarcoma, r/r T-cell lymphoma, r/r MDS, and Colorectal cancer.

Devimistat has Orphan Drug Designations for six indications in the US and two indications in the EU. The Company's investors include Rafael Holdings, Inc. (NYSE: RFL). For more information, please visit https://rafaelpharma.com/.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or the company’s future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the company, or any other person, that such forward-looking statements will be achieved. The business and operations of the company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise.

In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact:

Rafael Holdings

David Polinsky

Chief Financial Officer

P: (212) 658-1450

E: invest@rafaelholdings.com

Media Contact:

Sharon Golubchik

P : 609-418-0058

E: sharon.golubchik@antennagroup.com

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